UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2014

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Monica Luechtefeld

Effective as of April 1, 2014, the Board of Directors of the Company appointed Monica Luechtefeld as a Class II Director. The Board has determined that Ms. Luechtefeld is an “independent director” under the NASDAQ Stock Market, Inc. listing standards.

Between 1993 and 2012, Ms. Luechtefeld, age 65, held various executive and other positions within Office Depot, Inc. in multiple departments, including eCommerce, supply chain, information technology, marketing and business development, most recently serving as Executive Vice President of European eCommerce. In 2012, Ms. Luechtefeld founded her own consulting firm to provide consulting and advisory services in eCommerce and digital retailing. Ms. Luechtefeld received her B.S. degree from Mount St. Mary’s College and her M.B.A. from the University of Notre Dame. She also received an honorary doctorate degree from Mount St. Mary’s College.

Ms. Luechtefeld has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. Luechtefeld had, or will have, a direct or indirect material interest.

Ms. Luechtefeld is eligible to participate in the Company’s compensation programs and plans for non-employee directors, as described in the Company’s Form 8-K, filed on January 17, 2014.

Executive Compensation

On March 31, 2014, pursuant to the Company’s 2005 Employee Stock and Incentive Plan, as amended and restated (the “Plan”), the Company issued Performance-Based Cash Awards and Performance Shares (as such terms are defined in the Plan) to the Company’s named executive officers and other senior management. The determination of the amount of the Performance-Based Cash Awards and the number of Performance Shares which each such individual may receive is subject to, and calculated by reference to, the achievement by the Company of a performance goal measured by the Company’s adjusted EBITDA for the 2014 fiscal year. The amount of the Performance-Based Cash Awards and number of Performance Shares will be calculated in 2015 upon completion of the Company’s 2014 annual financial statements. The Performance Shares are subject to four year vesting based upon continued employment, the achievement of performance goals to be determined and, for the Company’s executive officers, the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index.

A copy of the form of Performance-Based Cash Award Agreement and the executive and non-executive Performance Shares Award Agreement is filed herewith and the foregoing summary of the terms thereof is not complete and is qualified in its entirety by reference thereto, which are incorporated herein by reference.

The foregoing Awards were issued pursuant to the Plan. A copy of the Plan is included in the Company’s Proxy Statement dated April 30, 2012 as filed with the Securities and Exchange Commission on April 30, 2012.

The amount of the Performance-Based Cash Awards paid or payable to the Company’s named executive officers and the number of Performance Shares issued or issuable to the Company’s named executive officers will be disclosed in the Company’s Proxy Statement for its 2015 Annual Meeting or when Item 402 of Regulation S-K otherwise requires such disclosure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Performance-Based Cash Award Agreement.

10.2	Form of Performance Shares Award Agreement (executive)

10.3	Form of Performance Shares Award Agreement (non-executive).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014

PFSweb, Inc.

	By:	/s/ Thomas J. Madden
	Name:	Thomas J. Madden
	Title:	Executive Vice President and Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Performance-Based Cash Award Agreement.

10.2	Form of Performance Shares Award Agreement (executive)

10.3	Form of Performance Shares Award Agreement (non-executive).